Exhibit 99.1

LEASE

BETWEEN

4350 LA JOLLA VILLAGE LLC

AND

TRACON PHARMACEUTICALS, INC.

LEASE

THIS LEASE is made as of[[December 12, 2016]]   , by and between 4350 LA JOLLA VILLAGE LLC, a Delaware limited liability company, hereafter called “Landlord,” and TRACON PHARMACEUTICALS, INC., a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1.  BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name: N/A

2.	Premises: Suite No. 800
Address of Building:	4350 La Jolla Village Drive, San Diego, CA 92122
Project Description:	The Plaza
(The Premises are more particularly described in Section 2.1).

3.	Use of Premises: General office and for no other use.

4.	Estimated Commencement Date: May 1, 2017

5.	Lease Term: 60 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 12	$3.13	$32,734.00
13 to 24	$3.27	$34,198.00
25 to 36	$3.42	$35,766.00
37 to 48	$3.57	$37,335.00
49 to 60	$3.73	$39,008.00

Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 2 full calendar months of Basic Rent in the aggregate amount of $65,468.00 (i.e. $32,734.00 per month)

(the “Abated Basic Rent”) for the 2nd and 3rd full calendar months of the Term (the “Abatement Period”). In the event Tenant Defaults at any time during the initial 38 months of the Term beyond all applicable notice and cure periods, all unamortized Abated Basic Rent shall immediately become due and payable in the event this Lease is terminated.  The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.	Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2018 (the "Base Year").

Project Cost Base:  The Project Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period:  Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 10,458 rentable square feet

Floor Area of Building:  approximately 193,456  rentable square feet

9.	Letter of Credit: $175,000.00

10.	Broker(s): Irvine Realty Company ("Landlord's Broker") is the agent of Landlord exclusively and Hughes Marino, Inc. / San Diego ("Tenant's Broker") is the agent of Tenant exclusively.

11.	Parking: a minimum of 25, but no more than 37 parking passes for Tenant’s employees in accordance with the provisions set forth in Exhibit F to this Lease.

12.	Address for Payments and Notices:

LANDLORD	TENANT

Payment Address:	PRIOR TO THE COMMENCEMENT DATE:
4350 LA JOLLA VILLAGE LLC	TRACON PHARMACEUTICALS, INC.
P.O. Box #846975	8910 University Center Lane, Suite 700
Los Angeles, CA 90084-6975	San Diego, CA 92122
Attn: Patricia Bitar Notice Address:
FROM AND AFTER THE COMMENCEMENT
4350 LA JOLLA VILLAGE LLC	DATE
4365 Executive Drive, Suite 100
San Diego, CA, 92121	TRACON PHARMACEUTICALS, INC.
Attn: Property Manager	4350 La Jolla Village Drive, Suite 800
San Diego, CA 92122
with a copy of notices to:	Attn: Patricia Bitar

THE IRVINE COMPANY LLC	In either case, with Copy to:
550 Newport Center Drive
Newport Beach, CA 92660	Cooley LLP
Attn: Senior Vice President, Property Operations	4401 Eastgate Mall
Irvine Office Properties
San Diego, CA 92121
Attention: Michael S. Levinson

13.	List of Lease Exhibits (all exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A	Description of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant’s Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit H	Letter of Credit Template
Exhibit X	Work Letter

ARTICLE 2.  PREMISES

2.1.   LEASED PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”).  The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”).  Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct.

2.2.   ACCEPTANCE OF PREMISES.  Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this

Lease.  Tenant acknowledges that the flooring materials which may be installed within portions of the

Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils.  The taking of possession or use of the Premises by Tenant for any purpose (other than construction, moving furniture or equipment, and installing telephone and data cabling) shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list.  The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein).  If there is no Work Letter, or if no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises.  Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent.  Landlord shall diligently complete all punch list items of which it is notified as provided above.

2.3.   GOOD WORKING ORDER WARRANTY. Landlord warrants to Tenant that the fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises shall be in good operating condition as of the day the Premises are delivered to Tenant.  Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty not later than 30 days following the day the Premises are delivered to Tenant, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s sole cost and expense (and not as a Project Cost).

ARTICLE 3.  TERM

3.1.   GENERAL.  The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions.  The Term shall commence (“Commencement Date”) on the later of (a) the date the Premises are deemed “ready for occupancy” (as hereinafter defined) and possession thereof is delivered to Tenant, or (b) May 1, 2017.  Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Commencement Memorandum") the actual Commencement Date and the expiration date (“Expiration Date") of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive.  The Premises shall be deemed “ready for occupancy” when Landlord, to the extent applicable, has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter (if any) attached to this Lease but for minor punch list matters (which do not unreasonably interfere with Tenant’s use of the Premises and which can be repaired reasonably promptly by Landlord without unreasonably interfering with Tenant’s use of the Premises), and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work.

3.2.   DELAY IN POSSESSION.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage.  However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1 above is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s delay(s).

ARTICLE 4.  RENT AND OPERATING EXPENSES

4.1.   BASIC RENT.  From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset except as provided in this Lease a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”).  If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date.  The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month.  No demand, notice or invoice shall be required.  An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the second calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.

4.2.   OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3. LETTER OF CREDIT.  Landlord agrees that in lieu of a cash security deposit, Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, a letter of credit in the amount stated in Item 9 of the Basic Lease Provisions, which letter of credit shall be substantially in form and with the substance of Exhibit H attached hereto.  The letter of credit shall be issued by a financial institution reasonably acceptable to Landlord with a branch in San Diego County, California, at which draws on the letter of credit will be accepted; and Landlord hereby approves Silicon Valley Bank as an acceptable financial institution.  The letter of credit shall provide for automatic yearly renewals throughout the Term of this Lease and shall have an outside expiration date (if any) that is not earlier than 30 days after the expiration of the Lease Term.  In the event the letter of credit is not continuously renewed through the period set forth above, or upon any Default under this Lease by Tenant, including specifically Tenant's failure to pay Rent or to abide by its obligations under Sections 7.1 and 15.2 below, in each case beyond applicable notice and cure periods, Landlord shall be entitled to draw upon said letter of credit by the issuance of Landlord's sole written demand to the issuing financial institution.  Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of any

Default hereunder by Tenant.  Notwithstanding the foregoing and provided Tenant has not been in Default under this Lease at any time, Tenant shall be entitled to reductions to the Letter of Credit as follows: (i) $25,000.00 on the first day of the 43rd month of the initial Lease Term and (ii) provided Tenant has a market cap of at least $100,000,000.00 as of the 54th month of the initial Lease Term, an additional reduction in the amount of $107,091.00 on the first day of the 55th month of the initial Lease Term.  If such reductions for the Letter of Credit occur, the amount of the Letter of Credit under the Lease shall be reduced to $42,909.00 for the remainder of the initial Lease Term.  The Letter of Credit reductions shall be conditioned upon Tenant’s written request for such reduction having been submitted to Landlord not earlier than 30 days prior to the applicable reduction date.

ARTICLE 5.  USES

5.1.   USE.  Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project.  Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises.  As of the date of this Lease, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

5.2.   SIGNS.  Landlord shall, at its sole cost, affix and maintain a sign (restricted solely to Tenant’s name as set forth herein or such other name as Tenant shall reasonably designate from time to time, subject to Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed) adjacent to the entry door of the Premises, together with a directory strip listing Tenant's name as set forth herein in the lobby directory of the Building.  Any subsequent changes to that initial signage shall be at Tenant's sole expense.  All signage shall conform to the non-discriminatory criteria for signs reasonably established by Landlord and shall be ordered through Landlord.  Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises.  Any violating sign or decoration may be immediately removed by Landlord at Tenant’s expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

5.3   HAZARDOUS MATERIALS.  Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project in violation of all applicable laws, without the prior written consent of Landlord.

ARTICLE 6.  LANDLORD SERVICES

6.1.   UTILITIES AND SERVICES.  Landlord and Tenant (with respect to Paragraph 7 in Exhibit C) shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease.  Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services.  Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly.  Tenant shall comply with all non-discriminatory rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord.  Landlord shall at all reasonable times, upon at least one business days prior notice (except in the event of an emergency) have free access to all electrical and mechanical installations of Landlord.  However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 5 consecutive business days as a result of a service interruption, act or omission, repair, construction, or access that is reasonably within the control of Landlord to correct and through no fault of Tenant and for reasons other than as contemplated in Article 11, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 6th consecutive business day of the service interruption or repair and ending on the day the service has been restored.

6.2.   OPERATION AND MAINTENANCE OF COMMON AREAS.  During the Term, Landlord shall operate all Common Areas within the Building and the Project in a first-class manner.  The term

“Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

6.3.   USE OF COMMON AREAS.  The occupancy by Tenant of the Premises shall include the use, at no additional charge, of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below.  Landlord shall at all times during the Term have exclusive control of the Common Areas, and may reasonably restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations.  Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations.  Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose, provided that Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.

6.4.   CHANGES AND ADDITIONS BY LANDLORD.  Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord.  No such change shall deprive Tenant of reasonable access to or unreasonably interfere with Tenant’s use of the Premises.  Notwithstanding anything to the contrary in this Lease, in no event shall Landlord make any changes to the Project or any portion thereof, including without limitation the Common Areas, that will unreasonably and adversely interfere with or limit (a) Tenant’s access to or from the Premises, (b) Tenant’s use of the Premises or (c) Tenant’s parking or signage rights under this Lease.

ARTICLE 7.  REPAIRS AND MAINTENANCE

7.1.   TENANT’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in good condition and repair.  Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment located in the Premises and servicing only the Premises.  All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below.  Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee of 5%) upon submission of an invoice.

7.2.   LANDLORD’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment located within the Premises and servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above.  Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease.  Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset.  Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

7.3.   ALTERATIONS.  Except for cosmetic alteration projects that do not exceed $100,000.00 during each calendar year and that do not affect the structural, electrical (excluding addition or relocation of electrical devices including without limitation outlets, switches and lights) or mechanical components or systems of the Building, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s building standard materials (which work shall require notice to Landlord but not Landlord’s consent), Tenant shall make no alterations, additions, decorations or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord.  Landlord’s consent shall not be unreasonably withheld, conditioned or delayed as long as the proposed Alterations do not affect the structural, electrical or mechanical components or systems of the Building, and are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and (to the extent relevant) utilize only Landlord’s building standard materials or materials otherwise reasonably approved by Landlord (“Standard Improvements”).  Landlord may impose, as a condition to its consent, any commercially reasonable requirements.  Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all Alterations work affecting the mechanical or electrical systems of the Building.  Should Tenant perform any Alterations work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the cost thereof to Landlord.  Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit, Landlord shall be entitled to a supervision fee in the amount of 5% of the cost of the Alterations.  Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord.  Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant (provided that Landlord notifies Tenant of the estimated cost thereof prior to incurring such expense).  Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord  Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at least 30 days prior to the Expiration Date, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”). Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof, is a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the subject Alterations are Required Removables.  In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted.

7.4.   MECHANIC’S LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.  Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute.  In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien.  All expenses so incurred by Landlord, including Landlord’s reasonable attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid.  Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.

7.5.   ENTRY AND INSPECTION.  Landlord shall at all reasonable times, upon at least one business days prior notice (except in the event of an emergency) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease.  If reasonably necessary, upon at least five (5) business days prior written notice, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.

ARTICLE 8.  SPACE PLANNING AND SUBSTITUTION

Intentionally omitted.

ARTICLE 9.  ASSIGNMENT AND SUBLETTING

9.1.   RIGHTS OF PARTIES.

(a)Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed in accordance with the provisions of Section 9.1(b).  For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level.  Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease.

(b)Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto.  Tenant shall also submit to Landlord in writing:  (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information reasonably requested by Landlord and reasonably related to the Transfer.  Landlord shall not unreasonably withhold its consent, provided:  (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) any proposed subtenant or assignee demonstrates that it is financially responsible (taking into account that Tenant shall remain fully liable for its obligations under this Lease following such Transfer) by submission to Landlord of all reasonable information as Landlord may reasonably request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent (provided that Landlord executes a commercially reasonable non-disclosure agreement); (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord or Landlord's affiliate has been actively negotiating within the prior 6 months to become a tenant at the Building or Project, except that Landlord will not enforce this restriction if it does not have sufficient available space to accommodate the proposed transferee; and (4) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord.  If Landlord consents to the proposed Transfer, then the Transfer may be effected within 120 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b).  Landlord shall approve or disapprove any requested Transfer within 20 days following receipt of Tenant’s written notice and the information set forth above.  Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $750.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord.

If Landlord fails to respond to any request for consent within the 20 day period set forth above, Tenant shall have the right to provide Landlord with a second request for consent. Tenant’s second request for consent must specifically state that Landlord’s failure to respond within a period of 10 days shall be deemed to be an approval by Landlord.  If Landlord’s failure to respond continues for 10 days after its receipt of the second request for consent, the Transfer for which Tenant has requested consent shall be deemed to have been approved by Landlord.

(c)Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in lieu of consenting to a proposed assignment or subletting, Landlord may elect to terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be subleased provided such sublease results in more than 50% of the Floor Area of the Premises being subleased for more than 50% of the remaining Lease Term with a proportionate abatement in the rent payable under this Lease, such termination to be effective on the date that the proposed sublease or assignment would have commenced.  Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.  Notwithstanding the foregoing, however, should Landlord so elect to recapture the portion of the Premises Tenant is proposing to transfer, Tenant may, by notice to Landlord within 5 business days thereafter, elect to rescind its transfer request, in which event Landlord’s recapture election shall be null and void and Tenant will not consummate its proposed transfer.

(d)Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid to Tenant by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, which costs shall be amortized over the remaining Term of this Lease or, if shorter, over the term of the sublease.  For purposes herein, such transfer costs shall include all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee.

(e)The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business), the merger or consolidation of Tenant, (unless Tenant is a publicly traded company) the sale of Tenant’s capital stock, or (unless Tenant is a publicly traded company) any other direct or indirect change of control of Tenant or a merger by Tenant shall be deemed a Transfer within the meaning and provisions of this Article.  Notwithstanding the foregoing, a Permitted Transfer (as defined below) shall not require the consent of Landlord or be subject to the provisions of Sections 9.1(a) through (d), but shall be subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied:  (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer (unless prohibited by any non-disclosure obligation, in which event notice shall be given promptly upon such Permitted Transfer); and (iii) the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer.  Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.  “Permitted Transfer” means (A) an assignment of this Lease or a subletting of all or a portion of the Premises to an Affiliate of Tenant, (B) an assignment of this Lease to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (C) a transfer of stock or partnership or membership interests in Tenant to an entity which acquires all or substantially all of such stock or interests in a bona fide M&A transaction, (D) an assignment of this Lease to an entity which is the resulting entity of a merger or consolidation of Tenant, and (D) a sale or other transfer of corporate shares of capital stock (or any member interest if Tenant is a limited liability company) in Tenant in connection with either a bona fide financing for the benefit of Tenant or an initial public offering of Tenant's stock on a nationally-recognized stock exchange (and, following any such public offering, the sale or transfer of any such shares shall be a Permitted Transfer) or any other transaction.  “Permitted Transferee” means any transferee or the resulting Tenant arising from or in connection with a Permitted Transfer.

9.2.EFFECT OF TRANSFER.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease.  Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease.  Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease.  Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

9.3.SUBLEASE REQUIREMENTS.  Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to:  (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement.  Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured.  No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10.  INSURANCE AND INDEMNITY

10.1.   TENANT’S INSURANCE.  Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.  Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2.   LANDLORD’S INSURANCE.  Landlord shall provide the following types of insurance, with commercially reasonable deductible and in commercially reasonable amounts and coverages as may be reasonably determined by Landlord:  property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the Building or Project.  In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake, terrorism and commercial general liability coverage.  Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, "Tenant Installations"), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur.  All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3.   INDEMNITY.

(a)

To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees.  Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3(a) through counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent such liability or expense: (i) is caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees, or (ii) covered by Landlord’s indemnity obligations set forth in Section 10.3(b) below.

(b)

To the fullest extent permitted by law, but subject to Section 10.5 below, Landlord shall defend, indemnify and hold harmless Tenant, its agents, lenders, and any and all affiliates of Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the negligence or willful misconduct of Landlord, its employees, agents or contractors, in connection with the of the Common Areas of the Project.  Tenant may, at its option, require Landlord to assume Tenant’s defense in any action covered by this Section 10.3(b) through counsel reasonably satisfactory to Tenant.  Notwithstanding the foregoing, Landlord shall not be obligated to indemnify Tenant against any liability or expense to the extent such liability or expense: (i) is caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees, or (ii) is covered by Tenant’s indemnity obligations set forth in Section 10.3(a) above.

10.4.LANDLORD’S NONLIABILITY.  Unless caused by the negligence or intentional misconduct of Landlord, its agents, employees or contractors but subject to Section 10.5 below, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building.  It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building.  Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider.  Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall have any liability to the other for any consequential, indirect, special or punitive damages, except for Tenant’s liability to Landlord pursuant to Section 5.3 above and Section 15.1 below, and in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.5.WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees.  The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building.

ARTICLE 11.  DAMAGE OR DESTRUCTION

11.1.   RESTORATION.

(a)If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that:  (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance.  Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b)As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease.  If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage.  If the anticipated repair period exceeds 180 days, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

(c)In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term.  Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's insurance with respect to any Tenant Installations; provided if the estimated cost to repair such Tenant Installations exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Tenant Installations.    However, notwithstanding the foregoing, if Tenant has maintained the insurance required to be maintained by Tenant pursuant to the terms of Exhibit D of this Lease throughout the Term, then Landlord agrees Tenant shall not be required to pay any deficiency between the estimated or actual Alteration repair costs and the insurance proceeds received by Landlord from Tenant’s insurance.  If the Premises are not substantially restored within 180 days from the date of the damage or destruction, Tenant may, with 30 days’ prior written notice, terminate this Lease (unless the repairs are substantially completed within such 30 day period).

(d)The rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e)Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the gross negligence or willful misconduct of Tenant or its employees, subtenants, contractors, invitees or representatives.

11.2.   LEASE GOVERNS.  Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant's personal property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13.  SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.   SUBORDINATION.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant.  Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request,

Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage.  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations.  Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.

13.2.   ESTOPPEL CERTIFICATE.  Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).

ARTICLE 14.  DEFAULTS AND REMEDIES

14.1.   TENANT’S DEFAULTS.  The occurrence of any one or more of the following events shall constitute a “Default” by Tenant, and Tenant shall not be deemed to be in default or breach of this Lease except as follows:

(a)The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 business days after written notice from Landlord to Tenant.  The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease

(b)[intentionally omitted.]

(c)The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant.  However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.   LANDLORD’S REMEDIES.

(a)Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

   (i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  Such termination shall not affect any accrued obligations of Tenant under this Lease.  Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property.  Landlord shall also be entitled to recover from Tenant:

(1) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.  Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period.  As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum.  As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

   (ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due.  Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises.  In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b)The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.  No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant.  The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default.  The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it.  Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant.  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the

Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

14.3.LATE PAYMENTS.  Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid.  The payment of interest shall not cure any Default by Tenant under this Lease.  In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises.  Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 3% of that delinquent payment or (ii) $100.00; notwithstanding the foregoing to the contrary, Tenant shall be entitled to notice of nonpayment and a five (5) business day grace period prior to the imposition of such late charge on the first (1st) occasion in any twelve (12) month period in which any installment of Rent is not timely paid by Tenant.  Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

14.4.RIGHT OF LANDLORD TO PERFORM.  If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 5% of the cost of the work performed by Landlord.

14.5.DEFAULT BY LANDLORD.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion.

14.6.EXPENSES AND LEGAL FEES.  Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs.  The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7.WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.7(b) shall apply.  Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee.  Nothing within this Section 14.7 shall apply to an unlawful detainer action.

14.8   SATISFACTION OF JUDGMENT.  The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15.  END OF TERM

15.1.   HOLDING OVER.  If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other.  In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination.  The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord.  If Tenant fails to surrender the Premises prior to 30 days after the Expiration Date (or earlier termination of this Lease), despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender.   The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.   SURRENDER OF PREMISES; REMOVAL OF PROPERTY.  Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by

Landlord or Tenant, reasonable wear and tear, casualty damage, and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease.  If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.  Notwithstanding the foregoing, Tenant shall not be required to remove at the end of the Lease Term any initial Tenant Improvements (as defined in Exhibit X) except voice and/or data cabling installed by or for Tenant.  Tenant shall not be responsible for patching/repairing small holes in the walls and floor.

ARTICLE 16.  PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset (except as provided in this Lease), in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing; or, upon Tenant’s request, by electronic fund transfer (and Landlord shall provide ACH info for such purpose).

Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 10 business days after demand.  All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.  Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service.  Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address.  The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery.  If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17.  RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas.  Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder.  One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other.  Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease.  In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18.  BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease.  It is understood that Landlord's Broker represents only Landlord in this transaction and Tenant's Broker (if any) represents only Tenant.  Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease.  The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19.  TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer and provided that the transferee assumes (or is deemed by applicable law to have assumed) all obligations under this Lease from and after the date of the transfer.  Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee.  No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit.  It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership, and that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

ARTICLE 20.  INTERPRETATION

20.1.   NUMBER.  Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2.   HEADINGS.  The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3.   JOINT AND SEVERAL LIABILITY.  If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.4.   SUCCESSORS.  Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns.  Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5.   TIME OF ESSENCE.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6.   CONTROLLING LAW/VENUE.  This Lease shall be governed by and interpreted in accordance with the laws of the State of California.  Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

20.7.   SEVERABILITY.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8.   WAIVER.  One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition.  Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act.  No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9.   INABILITY TO PERFORM.  In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay.  The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent or excuse Landlord of any obligation that can be satisfied by the payment of money.

20.10.   ENTIRE AGREEMENT.  This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect.  Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease.  No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11.   QUIET ENJOYMENT.  Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12.   SURVIVAL.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21.  EXECUTION AND RECORDING

21.1.   COUNTERPARTS; DIGITAL SIGNATURES.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Lease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

21.2.   CORPORATE AND PARTNERSHIP AUTHORITY.  If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that such individual is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.  Tenant shall, at Landlord’s request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

21.3.   EXECUTION OF LEASE; NO OPTION OR OFFER.  The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises.  Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4.   RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5.   AMENDMENTS.  No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest.  No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

21.6.   BROKER DISCLOSURE.  By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Section 10 of the Basic Lease Provisions, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker identified in Section 10 of the Basic Lease Provisions.  If there is no Tenant’s Broker so identified in Section 10 of the Basic Lease Provisions, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker.  By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Section 10 of the Basic Lease Provisions.

ARTICLE 22.  MISCELLANEOUS

22.1.   MUTUAL NONDISCLOSURE.  Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information.  Except to the extent disclosure is required by law, Landlord and Tenant shall each keep such confidential information strictly confidential and shall not disclosure such confidential information to any person or entity other than to its respective financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to legal requirement.

22.2.   TENANT’S FINANCIAL STATEMENTS.  The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease.  Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 days following Landlord’s request (provided that Landlord executes for the benefit of Tenant a commercially reasonable non-disclosure agreement); provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3.   MORTGAGEE PROTECTION.  No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any  Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.  Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4.   SDN LIST.  Landlord and Tenant hereby represent and warrant that neither Landlord or Tenant or any of its respective officers, directors, employees, partners, members or other principals of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated national and Blocked Person

(“SDN”) on the list of such persons and entitles issued by the U.S. Treasury Office of Foreign Assets Control (“OFAC”).

22.5    FITNESS CENTER AND SHOWER FACILITY.  Subject to the provisions of this Section 22.5, so long as Tenant is not in Default under this Lease, and provided Tenant’s employees execute Landlord’s standard waiver of liability form and pay the applicable one time or monthly fee, if any, then

Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) and the shower facility (the “Shower Facility”) located at the Project.  No separate charges shall be assessed to Tenant or any Fitness Center Users for the use of the Fitness Center (with the exception of towel/laundry fees, if any) during the initial Term of this Lease, provided, however, that the costs of operating, maintaining and repairing the Fitness Center shall be included as part of Operating Expenses.  The use of the Fitness Center and Shower Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord.  Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.3 of this Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center.  Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) and Shower Facility throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center.  No expansion, contraction, elimination or modification of the Fitness Center, and no termination of the Fitness Center shall entitle Tenant to an abatement or reduction in Basic Rent constitute a constructive eviction, or result in an event of default by Landlord under this Lease. Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Fitness Center and Shower Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action.  It is the intention of Tenant with respect to the Fitness Center and Shower Facility to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

LANDLORD:	TENANT:

4350 LA JOLLA VILLAGE LLC,	TRACON PHARMACEUTICALS, INC.,
a Delaware limited liability company	a Delaware corporation

By [[/s/ Steven M. CaseE	By /s/ Patricia Bitar
Printed Name Steven M. Case	Printed Name Patricia Bitar]
Title Evp Office PropertiesL	Title: Chief Financial Officer

By [/s/ Pamela Van Nort	By /s/ Charles Theuer
Printed Name[[Pamela Van Nort	Printed Name Charles Theuer
Title Vice President, Operations Office Properties	TitleePresident and CEO]

4350 La Jolla Village Drive, Suite 800

EXHIBIT A

EXHIBIT B

OPERATING EXPENSES AND TAXES (Base Year)

(a)Tenant shall pay Landlord, as additional rent, for Tenant’s Share of the amount, if any, by which “Project Costs” (defined below) for each Expense Recovery Period during the Term exceed Project Costs for the Project Cost Base and the amount, if any, by which “Property Taxes” (defined below) for each Expense Recovery Period during the Term exceed Property Taxes for the Property Tax Base.  Property Taxes and Project Costs are mutually exclusive and may be billed separately or in combination as determined by Landlord.  “Tenant’s Share” shall mean that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the Floor Area of the Building as defined in Item 8 of the Basic Lease Provisions, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, or (ii) all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building.

Tenant acknowledges Landlord’s rights to make changes or additions to the Building and/or Project from time to time pursuant to Section 6.4 of the Lease, in which event the total rentable square footage within the Building and/or Project may be adjusted after the initial Term.  For convenience of reference, Property Taxes and Project Costs may sometimes be collectively referred to as “Operating Expenses.”  Notwithstanding the foregoing, Landlord hereby agrees that Tenant shall not be responsible for Tenant’s Share of Operating Expense excess accruing during the 12 month period commencing as of the Commencement Date.

(b)Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions) following the Base Year, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a reasonably detailed written estimate of the amount of Tenant’s Share of Project Costs and Property Taxes for the Expense Recovery Period or portion thereof.  Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent.  Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s share of Operating Expenses shall be equitably prorated for any partial year. From time to time during an Expense Recovery Period, Landlord may revise the estimate based on increases in any of the Operating Expenses.

(c)Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a reasonably detailed statement setting forth the actual or prorated Property Taxes and Project Costs attributable to that period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments, if any, to Tenant’s actual Tenant’s Share as shown by the annual statement.  If actual Property Taxes or Project Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax Base or the Project Cost Base, respectively, Landlord shall not be required to pay that differential to Tenant, although Landlord shall refund any applicable estimated payments collected from Tenant.  Should Tenant fail to object in writing to Landlord’s determination of actual Operating Expenses within 90 days following delivery of Landlord’s reasonably detailed expense statement, Landlord’s determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant.

(d)Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s share of Property Taxes and Project Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid; conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

(e)The term “Project Costs” shall include all charges and expenses pertaining to the operation, management, maintenance and repair of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation:  water and sewer charges; insurance premiums and deductibles and/or reasonable premium equivalents and deductible equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building and Project; all labor and labor-related costs for personnel applicable to the Building and Project, including both Landlord's personnel and outside personnel; a commercially reasonable Landlord overhead/management fee (however, in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed 5% and in no event shall the management fee increase by more than 1% above the Base Year amount during the initial Term); reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; repairs; air conditioning; supplies; materials; equipment; tools; tenant services; programs instituted to comply with transportation management requirements; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, and 10.2 and Exhibits C and F below; costs incurred (capital or otherwise) on a regular recurring basis every 3 or more years for normal maintenance projects (e.g., parking lot slurry coat or replacement of lobby, corridor and elevator cab carpets and coverings); and the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are intended to reduce other operating costs or increases thereof, or upgrade Building and/or Project security, or which are required to bring the Building and/or Project into compliance with applicable laws and building codes enacted after the Commencement Date.  Landlord shall amortize the cost of capital improvements on a straight-line basis over the lesser of the Payback Period (as defined below) or the useful life of the capital improvement as reasonably determined by Landlord.  Any amortized Project Costs item may include, at Landlord's option, an actual or imputed interest rate that Landlord would reasonably be required to pay to finance the cost of the item, applied on the unamortized balance.  "Payback Period" shall mean the reasonably estimated period of time that it takes for the cost savings, if any, resulting from a capital improvement item to equal the total cost of the capital improvement.  It is understood that Project Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord.  If any Project Costs are applicable to one or more buildings or properties in addition to the Building, then that cost shall be equitably prorated and apportioned among the Building and such other buildings or properties.  The term “Property Taxes” as used herein shall include the following:  (i) all real estate taxes or personal property taxes, as such property taxes may be increased from time to time due to a reassessment or otherwise; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.  A copy of Landlord’s unaudited statement of expenses shall be made available to Tenant upon request.  The Project Costs, inclusive of those for the Base Year, shall be extrapolated by Landlord to reflect at least 95% occupancy of the rentable area of the Building.

(f)Notwithstanding the foregoing, Operating Expenses shall exclude the following:

(1)The original construction costs of the Premises, the Building or the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;

(2)Any ground lease rental;

(3)Costs incurred by Landlord to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants (other than through Operating Expense pass-throughs), warrantors or other third persons;

(4)Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(5)Costs arising from Landlord's charitable or political contributions, or of fine art maintained at the Building or the Project;

(6)Attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building, except those attorneys' fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building and such other matters relating to the maintenance of standards required of Landlord under this Lease;

(7)Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied, and as generally practiced in the real estate industry (“GAAP”), except as otherwise provided and amortized above;

(8)Brokers commissions, finders' fees, attorneys' fees, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(9)Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

(10)Costs incurred by Landlord due to the violation by Landlord of any law, code, regulation, or ordinance;

(11)Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

(12)Interest on debt or amortization on any mortgage or mortgages encumbering the Building;

(13)Landlord's general corporate overhead, except as it relates to the specific management, operation, repair, replacement and maintenance of the Building or Project;

(14)Costs of installing the initial landscaping and the initial sculpture, paintings and objects of art for the Building and Project;

(15)Advertising expenditures;

(16)Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(17)Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of the operation, management, repair, replacement and maintenance of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(18)The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Project Costs include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer;

(19)Costs incurred by Landlord for improvements or replacements  (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except to the extent included in Project Costs pursuant to the definition above or by other express terms of this Lease;

(20)Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project;

(21)Costs incurred in the sale or refinancing of the Building or the Project;

(22)Penalties, fines, interest or due to (1) the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building or the Project or any legal requirement, (2) incurred as a result of Landlord’s inability or failure to make payment of taxes and/or to file any tax or informational returns when due or (3) the gross Landlord or its employees, officers, directors, contractors or agents;

(23)Any costs incurred to remove, study, test or remediate hazardous materials that exist in or about the Building or the Project prior to the Commencement Date;

(24)The cost of installing or upgrading any utility metering for any part of the Building or the Project unless such upgrade benefits Tenant;

(25)Net income taxes of Landlord or the owner of any interest in the Building or the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Building or the Project or any portion thereof or interest therein; and

(26)Any utility services provided to Tenant or any other tenant of the Project (since those are deemed included in Tenant’s Basic Rent), excluding Tenant’s Share above the Base Year.

(g)Provided Tenant is not then in Default hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord's general ledger of expenses not more than once during any Expense Recovery Period.  However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in San Diego County, California.  Tenant shall give notice to Landlord of Tenant's intent to audit within 60 days after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses.  Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than 5%, then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit.  Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Project Cost Base or Property Tax Base also included such component, then the appropriate Base shall concurrently be adjusted if and to the extent appropriate. In the event of a dispute between Landlord and Tenant regarding such audit, either party may elect to submit the matter for binding arbitration with the American Arbitration Association under its Arbitration Rules for the Real Estate Industry, and judgment on the arbitration award may be entered in any court having jurisdiction thereof.  All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees.  Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.  In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease.  Notwithstanding the foregoing, Tenant shall have no right of audit with respect to any Expense Recovery Period unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord's annual expense reconciliation, exceed the total Operating Expenses per square foot during the Base Year, as increased by the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Los Angeles - Riverside - Orange County Area Average, all items (1982-84 = 100) (the "Index"), which change in the Index shall be measured by comparing the Index published for January of the Base Year with the Index published for January of the applicable Expense Recovery Period.

EXHIBIT C

UTILITIES AND SERVICES

The following standards for utilities and services shall be in effect at the Building.  Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards.  In the case of any conflict between these standards and the Lease, the Lease shall be controlling.  Subject to all of the provisions of the Lease, the following shall apply:

1.Landlord shall make available to the Premises during the hours of 8:00 a.m. to 6:00 p.m.,

Monday through Friday ("Building Hours"), generally recognized national holidays excepted, reasonable

HVAC services.  Subject to the provisions set forth below, Landlord shall also furnish the Building (on a 24/7 basis) with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord’s standard overhead fluorescent and incandescent fixtures and for the operation of office equipment consistent in type and quantity with that utilized by typical office tenants of the Building and Project, and water for lavatory purposes.  Tenant will not, without the prior written consent of Landlord, connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water.

2.Upon written request from Tenant delivered to Landlord prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available.  Tenant agrees to pay Landlord for those after-hour services at rates that Landlord may establish from time to time which as of the date hereof is $70.00 per hour for the initial Term.  If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit C, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed.  The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter.

3.Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only.

4.In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease.

5.Landlord shall provide janitorial services 5 days per week, equivalent to that furnished in comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services.

6.Tenant shall have access to the Building (including without limitation parking and the Premises) 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building.  Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant.

7.The costs of operating, maintaining and repairing any supplemental air conditioning unit located in and serving only the Premises shall be borne solely by Tenant.  Such installation shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, at Tenant's sole expense and shall include installation of a separate meter for the operation of the unit.  Landlord may require Tenant to remove at Lease expiration any such unit installed by or for Tenant and to repair any resulting damage to the Premises or Building.

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements.  Landlord reserves the right to adopt commercially reasonable nondiscriminatory modifications and additions to these requirements.

EXHIBIT D

1.Tenant shall maintain, at its sole cost and expense, during the entire Term:  (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, on a policy form that is at least as broad as Insurance Service Office (ISO) CGL 00 01 (if alcoholic beverages are sold on the Premises, liquor liability shall be explicitly covered), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss.  In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report.  The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord.  Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy.  A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises.  Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage.  In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3.Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds.  Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives.  Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above.  All of Tenant’s policies shall contain a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord 30 days prior written notice.  Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time.  In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.  Any consent, approval or waiver required of Landlord under these rules and regulations shall not be unreasonably withheld, conditioned or delayed.

1.The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises.  Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture other personal property in such area without the prior written approval of Landlord.

2.Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

EXHIBIT E

3.Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.

4.No antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.

5.The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed.  If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant.  Interior of the Premises visible from the exterior must be maintained in a visually professional manner and consistent with a first class office building.  Tenant shall not place any unsightly items (as determined by Landlord in its reasonable discretion) along the exterior glass line of the Premises including, but not limited to, boxes, and electrical and data cords.  No awnings shall be permitted on any part of the Premises.

6.The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord.  The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous notice to, Landlord.  No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator (if available) designated by Landlord unless approved in writing by Landlord.

7.Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.

8.Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

9.Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.

10.Tenant shall not use space heaters within the Premises.

11.Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or interfere with the rights of other tenants, or conflict with any government rule or regulation.

12.Tenant shall not use or keep any foul or noxious gas or substance in the Premises.

13.Tenant shall not permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants.

14.Tenant shall not permit any pets or animals in or about the Building. Bona fide service animals are permitted provided such service animals are pre-approved by Landlord, remain under the direct control of the individual they serve at all times, and do not disturb or threaten others.

15.Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

16.Smoking, including via personal vaporizers or other electronic cigarettes, anywhere within the Premises or Building is strictly prohibited, and Landlord may enforce such prohibition pursuant to Landlord’s leasehold remedies.  Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

17.Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord.

18.Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name.  Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

19.Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

20.Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21.Fitness Center Rules.  Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may solely determine):

(a)Membership in the Fitness Center is open to the tenants of Landlord or its affiliates only.  No guests will be permitted to use the Fitness Center without the prior written approval of Landlord or Landlord’s representative.

(b)Fitness Center users are not allowed to be in the Fitness Center other than the hours designated by Landlord from time to time.  Landlord shall have the right to alter the hours of use of the Fitness Center, at Landlord’s sole discretion.

(c)All Fitness Center users must execute Landlord’s Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

(d)Individual membership and guest keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued.  Failure to abide by this rule may result in immediate termination of such Fitness Center user’s right to use the Fitness Center.

(e)All Fitness Center users and approved guests must have a pre-authorized keycard to enter the Fitness Center.  A pre-authorized keycard shall not be issued to a prospective Fitness Center user until receipt by Landlord of Landlord’s initial fee, if any, for use of the Fitness Center by such Fitness Center user(s).

(f)Use of the Fitness Center is a privilege and not a right.  Failure to follow gym rules or to act inappropriately while using the facilities shall result in termination of Tenant’s Fitness Center privileges.

EXHIBIT F

PARKING

The following parking regulations shall be in effect at the Building In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.Landlord agrees to maintain, or cause to be maintained, an automobile parking area (“Parking Area”) in reasonable proximity to the Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building.  Landlord shall have the right to determine the nature and extent of the automobile Parking Area, and of making such changes to the Parking Area from time to time which in its opinion are desirable; provided that Tenant always has reasonable access to the number of parking passes to which it is entitled within walking distance of the Building.  Landlord shall not be liable for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless caused by the sole active negligence or willful misconduct of Landlord.  Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area.

2.Landlord may, if it deems advisable in its sole discretion, establish for the Parking Area a commercially reasonable system or systems of permit parking for Tenant, its employees and its visitors (including reasonable charges for visitors).  In no event shall Tenant or its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones, nor shall Tenant or its employees utilize more than the number of Parking Passes (defined below) allotted in this Lease to Tenant.   Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees’ names and of Tenant’s and its employees’ vehicle license numbers.  Parking access devices, if applicable, shall not be transferable.  Landlord may impose a reasonable fee for access devices and a replacement charge for devices which are lost or stolen.  Each access device shall be returned to Landlord promptly following the Expiration Date or sooner termination of this Lease.

3.Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord.

4.It is understood that the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project.  Tenant shall be permitted to purchase from Landlord for the Term of this Lease, the total number of parking passes set forth in Item 11 of the Basic Lease Provisions (the "Parking Passes") for unreserved parking.  Landlord agrees that Tenant may convert up to 10 of the Parking Passes to reserved stalls by providing written notice of such election to Landlord prior to the Commencement Date (the “Converted Stalls”).  Tenant acknowledges that if such written notice of election is not delivered to Landlord prior to the Commencement Date, then the conversion of the Parking Passes to reserved stalls shall be subject to the month to month availability of such reserved stalls as determined by Landlord and the reserved stalls shall be at Landlord’s scheduled rates.  During the initial 60 month Lease Term only and subject to the foregoing, Tenant shall pay to Landlord for the lease of the Parking Passes as follows: (i) $65.00 per unreserved Parking Pass per month, and (ii) if applicable, $125.00 per Converted Stall per month.  Thereafter, the stall charge shall be at Landlord’s scheduled parking rates from time to time.  Should any monthly parking charge not be paid within 5 days following the date due, then a late charge shall be payable by Tenant equal to the greater of (i) 3% of the delinquent installment or (ii) $50.00, which late charge shall be separate and in addition to any late charge that may be assessed pursuant to Section 14.3 of the Lease for other than delinquent monthly parking charges.

In addition but subject to the month-to-month availability of such parking as determined by Landlord, Tenant shall have the right to purchase such additional parking passes for reserved and unreserved parking as Tenant shall request from Landlord (the “Additional Parking Passes”) by providing written notice of such election to Landlord at any time following the date of this Lease.  The parking charge for the Additional Parking Passes shall be at Landlord’s scheduled parking rates from time to time.

5.Landlord shall be entitled to pass on to Tenant its proportionate share of any mandatory government charges or parking surcharge or transportation management costs levied by any governmental agency and Tenant shall cooperate in any voluntary or mandated transportation management programs.

6.Tenant shall not assign or sublet any of the Parking Passes, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

EXHIBIT G

ADDITIONAL PROVISIONS

1.

MONUMENT SIGNAGE.  Provided that Tenant is in full occupancy of the Premises and further provided Tenant is not in Default of this Lease beyond any applicable cure periods, Tenant shall have the right to non-exclusive signage on one slot of the Building monument located at 4350 La

Jolla Village Drive, which signage shall consist only of the name “Tracon Pharmaceuticals” or a derivative thereof.  The type, location and design of such signage shall be consistent with Landlords’ signage criteria for the Project.  Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant’s sole cost and expense.  Should Tenant fail to have the monument signage installed within 8 months following the Commencement Date, then Tenant’s right to install same thereafter shall be deemed null and void. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without prior consent of Landlord.  Tenant’s signage right shall belong solely to Tenant and any Permitted Transferee and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion.  In the event Tenant, exclusive of any subtenant(s) that are not Permitted Transferees, fails to occupy at least 80% of the Floor Area of Premises, then Tenant shall, within 30 days following notice from Landlord, remove the monument signage at Tenant’s expense.  Tenant shall also remove such signage promptly following the expiration or earlier termination of the Lease.  Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the monument that are reasonably necessary due to the removal.

2.

RIGHT TO EXTEND.  Provided that Tenant is not in Default under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease (except in connection with a Permitted Transfer of this Lease to an Affiliate as described in Section 9.1(e) hereof), Tenant may extend the Term of this Lease for one period of 60 months.  Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months nor more than 12 months prior to the expiration date of the Term, Tenant’s written notice of its irrevocable commitment to extend (the “Commitment Notice”).  Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect.

The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved office space being leased in the University Town Centre submarket of San Diego for

Class A high-rise office buildings as of the commencement of the extension period (the “Prevailing Rate”).  In the event that the parties are not able to agree on the Prevailing Rate within 120 days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

Within 10 days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the Prevailing Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rate.  Should each of the parties timely designate an appraiser, than the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than 5 years experience in the valuation of commercial office buildings in San Diego County, California.

Within 10 days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties.  The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that 10 day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination.

Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects Prevailing Rate for the Premises, as reasonably extrapolated to the commencement of the extension term.  Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period.  In determining such value, the appraiser shall first consider rental comparables for the Building and the Project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space owned by Landlord or its affiliates in the vicinity with appropriate adjustments for differences in location and quality of project.  In no event shall the appraiser attribute factors for market tenant improvement allowances or brokerage commissions to reduce said fair market rental.  At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental.  The fees of the appraiser(s) shall be shared equally by both parties.

Within 20 days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within 10 days.  Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant’s right to extend the Term may, at Landlord’s election and in addition to any other remedies that may be available to Landlord, be extinguished, in which event the Lease shall automatically terminate as of the initial expiration date of the Term.  Any attempt to assign or transfer any right or interest created by this Section to other than an Affiliate shall be void from its inception.  Tenant shall have no other right to extend the Term beyond the single 60 month extension created by this Section.  Unless agreed to in a writing signed by Landlord and Tenant, any extension of the

Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Tenant’s Right to Extend is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof. Time is specifically made of the essence in this Section.

EXHIBIT H

IRREVOCABLE STANDBY LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

4350 LA JOLLA VILLAGE LLC

550 NEWPORT CENTER DRIVE

NEWPORT BEACH, CA 92660

ATTN: SENIOR VICE PRESIDENT, OPERATIONS, OFFICE PROPERTIES

APPLICANT:

TRACON PHARMACEUTICALS, INC.

8910 UNIVERSITY CENTER LN, SUITE 700

SAN DIEGO CA 92122

AMOUNT:   US$175,000.00 (ONE HUNDRED SEVENTY FIVE THOUSAND AND NO/100 U.S.

                                                 DOLLARS)

EXPIRATION DATE: _____________ (ONE YEAR FROM LC ISSUANCE WITH YEARLY AUTO-

                                                                        EXTENSION AS SET FORTH BELOW)

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN FAVOR OF 4350 LA JOLLA VILLAGE LLC FOR ACCOUNT OF TRACON PHARMACEUTICALS, INC.

AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.	BENEFICIARY’S DATED AND SIGNED STATEMENT, STATING AS FOLLOWS:

       “THE “LANDLORD” UNDER THE LEASE PURSUANT TO WHICH THIS LETTER OF CREDIT

       WAS ISSUED IS AUTHORIZED TO DRAW UPON THIS LETTER OF CREDIT IN THE

       AMOUNT OF THE ACCOMPANYING DRAFT ACCORDING TO THE TERMS OF ITS LEASE          AGREEMENT WITH THE ACCOUNT PARTY AS “TENANT”.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A

NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS  (OR

ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECIEPT OF WHICH

WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE)THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN

NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _______________ [INSERT FINAL EXPIRY DATE] WHICH IS THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

________________________________________                ________________ APPLICANT’S SIGNATURE(S)                                               DATE

IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT ARE APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER

RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY

TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE

VERIFIED BY BENEFICIARY’S BANK. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE EITHER IN PERSON OR BY OVERNIGHT COURIER BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION:  GLOBAL FINANCIAL SERVICES - STANDBY LETTER OF CREDIT DEPARTMENT.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

      (BANK USE ONLY)                                             (BANK USE ONLY)

    ___________________________                           ___________________________

     AUTHORIZED SIGNATURE                                 AUTHORIZED SIGNATURE

OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

________________________________________                ________________ APPLICANT’S SIGNATURE(S)                                               DATE

EXHIBIT "A"

DATE: _______________ REF. NO. ___________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                              US$_________________

USDOLLARS _____________________________________________________________________

        _________________________________________________________________________________

       DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

       LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

TO: SILICON VALLEY BANK

  3003 TASMAN DRIVE             _______________________________

  SANTA CLARA, CA 95054          (BENEFICIARY'S NAME)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT ARE APPROVED BY APPLICANT. IF

THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER                                                                                                   ...............................................................                                                                                                                 Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY. IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT ______________.

OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

________________________________________                ________________ APPLICANT’S SIGNATURE(S)                                               DATE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT ARE APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER                                                EXHIBIT “B”                                                         TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK

       3003 TASMAN DRIVE       RE: IRREVOCABLE STANDBY LETTER OF CREDIT         SANTA CLARA, CA 95054    NO. _____________   ISSUED BY SILICON VALLEY           BANK,  ATTN:INTERNATIONAL DIVISION.

        STANDBY LETTERS OF CREDIT        L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO: _____________________________________________________________________________ (NAME OF TRANSFEREE)

______________________________________________________________________________ (ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE

TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY

THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR

EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR

CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED

The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_______________________________________

(Name of Bank)

_______________________________________

(Address of Bank)

_______________________________________

(City, State, Zip Code)

_______________________________________

(Print Authorized Name and Title)

_______________________________________

(Authorized Signature)

_______________________________________

(Telephone Number)

______________________________ (BENEFICIARY’S NAME) By:________________________________ Printed Name:________________________ Title:_______________________________

OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

________________________________________                ________________ APPLICANT’S SIGNATURE(S)                                               DATE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT ARE APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER

OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

________________________________________                ________________ APPLICANT’S SIGNATURE(S)                                               DATE

EXHIBIT X

WORK LETTER BUILD TO SUIT

Landlord shall cause its contractor to construct the tenant improvements (the “Tenant Improvements”) for the Premises as shown in the space plan, attached hereto as Exhibit X-1, (the “Plan”) prepared by Gensler and dated October 20, 2016 and the rough order of magnitude (the “Cost Estimate”) prepared by BYCOR and dated August 18, 2016 (and the parties acknowledge that such reference to the Cost Estimate is solely to provide clarity with respect to the details and scope of the Plan and shall not constitute a cap on the amounts to be incurred by Landlord).  Any additional cost resulting from changes requested by Tenant (net of any savings resulting from changes requested by Tenant) shall be borne solely by Tenant and paid to Landlord prior to the commencement of construction.  Unless otherwise specified in the Plan or Cost Estimate or hereafter agreed in writing by Landlord, all materials and finishes utilized in constructing the Tenant Improvements shall be Landlord's building standard.  Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion, Tenant shall respond in writing, as appropriate, within 5 business days unless a shorter period is provided herein.  Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.  Landlord shall comply with all laws with respect to the Tenant Improvements.  Any code compliance costs triggered by the Tenant Improvements shall be the Landlord’s responsibility.

In the event that Tenant requests in writing a revision in the Plan or in any other plans hereafter approved by Tenant, then provided such change request is acceptable to Landlord, Landlord shall advise Tenant by written change order of any additional cost and/or Tenant Delay (as defined below) such change would cause.  Tenant shall approve or disapprove such change order in writing within 3 business days following its receipt.  Tenant's approval of a change order shall not be effective unless accompanied by payment in full of the additional cost of the tenant improvement work resulting from the change order.  It is understood that Landlord shall have no obligation to interrupt or modify the tenant improvement work pending Tenant's approval of a change order.

Notwithstanding any provision in the Lease to the contrary, if the Tenant Improvements are in fact delayed solely because Tenant fails to comply with any of the time periods specified in this Work Letter, requests any changes to the work, fails to make timely payment of any sum due hereunder, intentionally furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a “Tenant Delay”), then Tenant shall bear any resulting additional construction cost or other expenses and the Commencement Date shall be deemed to have occurred for all purposes, including Tenant's obligation to pay Rent, as of the date that Landlord would have been able to deliver the Premises to Tenant but for the collective Tenant Delays.  Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided notice to Tenant (the “Tenant Delay Notice”), specifying the action or inaction by Tenant that Landlord contends constitutes the Tenant Delay.  If Tenant does not cure such action or inaction within 1 day of receipt of such Tenant Delay Notice, then a Tenant Delay, as set forth in such Tenant Delay Notice, shall be deemed to have occurred commencing as of the date of the Tenant Delay Notice.

Landlord shall permit Tenant and its agents to enter the Premises up to 30 days prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors (including without limitation cabling), subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative.  The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord.  If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements reasonably imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry.  The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent unless Tenant commences business activities within the Premises.  Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk, except that Landlord shall be responsible for the negligence and willful misconduct of Landlord and its agents and employees and contractors.  In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date.

Tenant hereby designates Arlene Bolz, Telephone No. (858) 550-0780 ext. 229, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given by Tenant.  Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

Exhibit X-1

OFFICE 832
OFFICE 833
OFFICE 834
OFFICE 835
OFFICE 836
OFFICE 831
OFFICE 830
OFFICE 829
OFFICE 5 828
OFFICE 827
OFFICE 826
OFFICE 824
OFFICE 823
OFFICE 822
OFFICE 820
OFFICE 819
OFFICE 818
OFFICE 817
OFFICE 815
OFFICE 814
OFFICE 813
OFFICE 811
OFFICE 810
OFFICE 809
OFFICE 808
OFFICE 807
OFFICE 840
RECEPTION 800
LG CONFERENCE 816
STOR 802
IT ROOM
STORAGE 845
BREAK ROOM 806
11'-9"
12'-10"
9'-0"
12' - 8"
7' - 0"
15'-11"
9' - 0"

SPACE PLAN

SCALE: 1/16" = 1'-0"

KEY PLAN

SCALE: 1/64" = 1'-0"

IRVINE COMPANY | OFFICE PROPERTIES

TRACON SUITE 800

4350 SUITE SUITE 800 USF: 9,147 RSF: 10,458
RE-ISSUE SPACE PLAN 10.20.16 FL/NW 55.6038.078

Gensler